EXHIBIT 10.2
                                                                    ------------

                   SETTLEMENT AND COVERAGE-IN-PLACE AGREEMENT
                   ------------------------------------------

         This Settlement and Coverage-in-Place Agreement ("Agreement") is entered into by and between Interstate Fire & Casualty Company, and all of its affiliated, related, parent or subsidiary companies, and all of their directors, officers, shareholders, agents, employees, attorneys, assigns and all persons and entities acting by, through or under any of them (hereafter "INTERSTATE"), and Chattem, Inc., and all of its directors, officers, shareholders, agents, employees, attorneys, assigns and all persons and entities acting by, through or under any of them, and any and all persons or entities named as insureds or alleged to be an insured (hereafter "CHATTEM"), as of the date of execution of this Agreement (hereafter "Date of Execution") and under the terms and conditions set forth herein. For the purposes of this Agreement, the term "Party" refers to INTERSTATE or CHATTEM, and the term "Parties" refers to both INTERSTATE and CHATTEM.

         WHEREAS, Admiral Insurance Company ("Admiral") issued Policy No. A99AG07865 (the "Admiral Policy") to CHATTEM for the policy period December 21, 1999 through May 31, 2001. The Admiral Policy provided limits of $1,000,000 per occurrence, $2,000,000 General Aggregate Other than Products-Completed Operations, and $2,000,000 Products-Completed Operations Aggregate. The Admiral Policy provided claims-made liability insurance coverage, subject to its terms, for claims first made against CHATTEM during the policy period and arising out of injury occurring on or after December 21, 1998 (December 21, 1998 is hereafter referred to as the "Retroactive Date") and on or before May 31, 2001. An extended reporting period endorsement added to the Admiral Policy extended the claims-made reporting period to May 31, 2004;

         WHEREAS, General Star Indemnity Company ("General Star") issued Umbrella Liability Policy No. IUG-358416B (the "General Star Policy") to CHATTEM with the same policy period and extended claims-made reporting period as the Admiral Policy. The General Star Policy provided limits of $25,000,000 per occurrence and $25,000,000 General Aggregate in excess of the limits of the Admiral Policy;

         WHEREAS, Kemper Indemnity Insurance Company ("Kemper") issued Policy No. 9YR 001001-01 (the "Kemper Policy") to CHATTEM with the same policy period and extended claims-made reporting period as the Admiral Policy. The Kemper Policy provided limits of $50,000,000 per occurrence, $50,000,000 General Aggregate, and $50,000,000 Products-Completed Operations Aggregate in excess of the limits of the General Star Policy;

         WHEREAS, INTERSTATE issued Policy No. XUM 1000113-01 (the "POLICY") to CHATTEM for the policy period December 21, 1999 through May 31, 2001. The policy limits of the POLICY were $25,000,000 per occurrence and $25,000,000 general aggregate in excess of the underlying $77,000,000 limits. The POLICY provided claims-made excess liability insurance coverage, subject to its terms, for claims first made against CHATTEM during the policy period and arising out of injury occurring on or after the Retroactive Date and on or before May 31, 2001. An extended reporting period endorsement added to the POLICY extended the claims-made reporting period to May 31, 2004;

         WHEREAS, numerous claims have been made and suits have been brought against CHATTEM alleging bodily injury arising out of the alleged ingestion of Dexatrim containing phenylpropanalomine ("PPA"), which product was acquired by CHATTEM on December 21, 1998. These suits and claims have been made in a variety of jurisdictions. Many of the suits have been consolidated in Multi-District Litigation in Seattle, Washington, case no. MDL No. 1407, entitled "In Re:
Phenylpropanalomine (PPA) Products Liability Litigation" (hereafter "MDL"). Other suits have been pending in various state courts. Any claim or suit alleging bodily injury as a result of the ingestion of Chattem's Dexatrim product is hereinafter referred to as a "PPA Claim". All such claims and suits are hereinafter collectively referred to as the "PPA Claims";

         WHEREAS, CHATTEM tendered some or all of the PPA Claims to INTERSTATE, contending that some or all of the PPA Claims are covered under the POLICY;

         WHEREAS, on or about July 31, 2003, Kemper filed suit against CHATTEM and other insurers in an action entitled Kemper Indemnity Insurance Company v. Chattem, Inc., et al., pending in the United States District Court, Eastern District of Tennessee at Chattanooga, No. 1:03-CV264 (hereinafter "Coverage Action");

         WHEREAS, INTERSTATE intervened in the Coverage Action and CHATTEM filed a counterclaim against INTERSTATE;

         WHEREAS, CHATTEM settled with Kemper, General Star and Admiral concerning their respective obligations under the Kemper Policy, the General Star Policy and the Admiral Policy, respectively. Admiral and General Star had previously paid $1,115,000 and $2,500,000, respectively, toward claims covered by their respective policies (the "Previously Settled Covered Claims"). Admiral agreed to pay an additional $885,000 toward claims covered by the Admiral Policy; General Star agreed to pay an additional $22,500,000 toward claims covered by the General Star Policy; Kemper agreed to pay $37,500,000 toward claims covered by the Kemper Policy (collectively, the "Future Agreed Payments");

         WHEREAS, as part of its settlement agreement with Kemper, CHATTEM agreed to accept $37,500,000 in full satisfaction of Kemper's obligations under the Kemper Policy, which amount is $12,500,000 less than the aggregate limits of liability stated in the Kemper Policy. Notwithstanding that agreement between CHATTEM and Kemper, CHATTEM'S Retention shall be defined as sort forth herein;

         WHEREAS, as of the Date of Execution, CHATTEM and INTERSTATE are the only remaining parties to the Coverage Action;

         WHEREAS, on or about April 13, 2004 CHATTEM entered into a Class Action Settlement Agreement with Class Counsel on Behalf of Class Representatives in the MDL (hereafter "Class Action Settlement"). On November 12, 2004, the Court in the MDL issued a Memorandum and Order ruling that the Class Action Settlement satisfied the requirements of Federal Rule of Civil Procedure 23 and that the Class Action Settlement is fair, reasonable and adequate. The Court granted the motion for approval of the Class Action Settlement, certified the settlement class, and approved the settlement;

         WHEREAS, the Class Action Settlement provided that CHATTEM would establish an Initial Chattem Settlement Trust, which would be converted to a Final Chattem Settlement Trust (which terms are defined in the Class Action Settlement). The Future Agreed Payments of Admiral, General Star and Kemper were paid into the Initial Chattem Settlement Trust and will be transferred to the Final Chattem Settlement Trust;

         WHEREAS, the approved Class Action Settlement provided, among other things, that eligible claimants must file claims in, or opt out of, the settlement class, on or before July 7, 2004. CHATTEM has received approximately 387 class claims and notice of approximately 16 opt-out claims with injury dates after the Retroactive Date, including 173 stroke claims;

         WHEREAS, the Parties dispute their respective obligations regarding the coverage under the POLICY for the PPA Claims;

         WHEREAS, CHATTEM and INTERSTATE believe that it is in their mutual best interests to reach an amicable resolution with respect to coverage under the POLICY for the PPA Claims, including the issues raised in the Coverage Litigation, and to create a mechanism to establish INTERSTATE'S and CHATTEM'S obligations with respect to the PPA Claims.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, CHATTEM and INTERSTATE hereby agree as follows:

         1. For the purposes of this Agreement, the term "Covered Claim(s)" shall mean any PPA Claim where the alleged injury occurred on or after the Retroactive Date and on or before May 31, 2001, and where such claim was first made against CHATTEM on or after December 21, 1999 and on or before May 31, 2004. The term "Non-Covered Claim(s)" shall refer to any PPA Claim where the alleged injury occurred before the Retroactive Date or after May 31, 2001, and to any PPA Claim that was first made against CHATTEM before December 21, 1999 or after May 31, 2004.

         2. INTERSTATE shall have no obligation to pay any Covered Claim until payment of $78,500,000 has been made by, or on behalf of, CHATTEM in Settlements or Judgments for Covered Claims and Previously Settled Covered Claims (hereafter, "CHATTEM'S Retention").

         For purposes of this Agreement, "Settlements or Judgments for Covered Claims" means:

         a. all payments made by the Final Chattem Settlement Trust other than those payments made for Non-Covered Claims;

         b. all settlements or judgments paid by or on CHATTEM'S behalf for claims of individuals that opted out of the Class Action Settlement ("Opt-Out Claimants"), other than for Opt-Out Claimants whose claims are Non-Covered Claims;

         c. subject to the provisions of Paragraph 4, payment to the Extraordinary Injury Fund (also known as the Extraordinary Damages Fund) ("EIF") as described in the Class Action Settlement; and

         d. all settlements or judgments for PPA Claims for which CHATTEM is obligated to indemnify any entity, other than settlements or judgments for Non-Covered Claims. INTERSTATE is not responsible for the payment of any defense fees or costs as part of an obligation to indemnify any other entity, and no such payment shall constitute Settlements or Judgments for Covered Claims.

         INTERSTATE and CHATTEM agree that INTERSTATE shall have no obligation to pay any PPA Claim that does not constitute a Covered Claim, as defined herein, and that INTERSTATE shall have no obligation to pay any sum or perform any action on CHATTEM'S behalf until CHATTEM'S Retention has been paid by or on behalf of CHATTEM.

         3. In the event that payment for Previously Settled Covered Claims plus Settlements or Judgments for Covered Claims, as defined in Paragraph 2, above, exceeds CHATTEM'S Retention, INTERSTATE'S only obligation to pay further Settlements or Judgments for Covered Claims shall be as follows:

         a. INTERSTATE will pay the first $4,000,000 in Settlements or Judgments for Covered Claims in excess of CHATTEM'S Retention;

         b. INTERSTATE will pay 75% of the next $8,500,000 in Settlements or Judgments for Covered Claims in excess of CHATTEM'S Retention and a., above; CHATTEM will pay 25% of such Settlements or Judgments for Covered Claims;

         c. INTERSTATE and CHATTEM will each pay 50% of the next $12,500,000 in Settlements or Judgments for Covered Claims in excess of CHATTEM'S Retention and
a. and b., above.

         It is expressly understood and agreed by INTERSTATE and CHATTEM that notwithstanding the limits of liability set forth in the POLICY, INTERSTATE'S total aggregate obligation to CHATTEM for all claims of any nature or kind whatsoever under the POLICY is as set forth in this Paragraph 3.

         4. With respect to the funding of payments to be made to the EIF, as discussed in subparagraph c. of Paragraph 2 of this Agreement, the Class Action Settlement Agreement provides that "within fifteen (15) days after a Final Benefit Determination is rendered for all Class Members who submitted a Benefit Claim Form, the Trustee of the Final Chattem Settlement Trust shall allocate $5,000,000 from the Benefit Fund to the Extraordinary Damages Fund [EIF]." Accordingly, the EIF will be funded before any determination is made regarding payments to be made by the EIF. To determine the Parties' obligations with respect to the initial and final funding of the EIF, the Parties agree as follows:

         a. The provisions of Paragraphs 2 and 3 of this Agreement apply, so that if Covered Claims, including payments to the EIF, do not exceed CHATTEM'S Retention, INTERSTATE shall have no obligation to pay any portion of the EIF.

         b. In the event that Covered Claims, including payments to the EIF, exceed CHATTEM'S Retention, the procedures for determining the amounts initially payable by INTERSTATE and CHATTEM for the initial funding of the EIF, subject to the provisions of Paragraphs 2 and 3 of this Agreement, are set forth below:

         i. In advance of the payment to the EIF, the Parties will identify the Covered and Non-Covered Claims eligible for payment from the EIF and allocate shares of the $5,000,000 payment to the EIF in the ratio that the number of Covered Claims eligible for payment from the EIF bears to the total number of all claims eligible for payment from the EIF. INTERSTATE shall advance the portion of the EIF payment allocated to Covered Claims unless any portion of Paragraph 3.a. has been paid, in which event INTERSTATE and CHATTEM will advance the portion of the Covered Claims pursuant to the terms of Paragraph 3.

         ii. When the EIF has been exhausted by payments pursuant to the Class Action Settlement, INTERSTATE'S share of the $5,000,000 payment to the EIF shall be recalculated based on the actual payments made from the EIF with respect to Covered and Non-Covered Claims. The Parties will determine the amounts paid by the EIF for Covered and Non-Covered Claims. If INTERSTATE'S recalculated share is more than the amount it previously paid, and so long as the difference is still within the terms of Paragraph 3, it shall within thirty (30) days of receipt of satisfactory proof of its previous underpayment and demand by CHATTEM pay CHATTEM the difference between INTERSTATE'S previous payment and its recalculated share. If INTERSTATE'S recalculated share is less than the amount it previously paid, CHATTEM shall within thirty (30) days of receipt of satisfactory proof of its previous underpayment and demand by INTERSTATE pay INTERSTATE the difference between INTERSTATE'S previous payment and its recalculated share.

         c. Pursuant to the Chattem-Sidmak Settlement Agreement, executed by CHATTEM on July 14, 2004, Sidmak Laboratories, Inc. ("Sidmak") may have an obligation to pay up to $1,000,000 to reimburse CHATTEM for its contributions to the EIF (hereafter "SIDMAK'S OBLIGATIONS"). In the event such reimbursement occurs, the payment is to be allocated between Covered Claims and Non-Covered Claims based on the ratio of the dollar value of the Covered Claims described in Paragraph 2.a. of this Agreement to the total dollar value of all claims paid by the Final Chattem Settlement Trust (excluding EIF payments). The amounts received from Sidmak allocated to Covered Claims in this manner will reduce INTERSTATE'S obligation to contribute to the EIF on a dollar-for-dollar basis.

         d. With respect to SIDMAK'S OBLIGATIONS, in the event that Sidmak does not fulfill its obligations to CHATTEM regarding the EIF, CHATTEM may decide not to pursue Sidmak to enforce SIDMAK'S OBLIGATIONS. However, if CHATTEM determines not to pursue SIDMAK'S OBLIGATIONS, CHATTEM will assign all of its rights to recover such obligations to INTERSTATE. Pursuant to Paragraph 11.f. of this Agreement, CHATTEM will provide information to INTERSTATE regarding Sidmak's compliance with SIDMAK'S OBLIGATIONS.

         5. Subject to the provisions of Paragraphs 1, 2, 3, and 4 of this Agreement, the terms, conditions and limitations of the POLICY, including the terms, conditions and limitations of the Kemper Policy and the General Star Policy, where applicable, apply to the obligations of INTERSTATE and CHATTEM with respect to the PPA Claims. Without limiting the scope of this Paragraph, the Parties agree that to the extent CHATTEM is entitled to any indemnity, contribution or other recovery from any third party, excluding only Sidmak, INTERSTATE'S subrogation rights or other rights are to be governed by the POLICY (including the terms of the Kemper Policy, the General Star Policy and the Admiral Policy, if applicable). With respect to Sidmak, INTERSTATE'S subrogation rights do not exist except as stated in subparagraphs 4.c. and 4.d.

         6. In consideration of the agreements and promises made herein, and excepting only INTERSTATE'S obligations to perform pursuant to the terms of this Agreement, CHATTEM does hereby covenant not to sue INTERSTATE and forever fully and completely hereby releases and discharges INTERSTATE of and from any and all claims, actions, causes of action, rights, liabilities, obligations and demands of every kind and nature, known and unknown, past, present, and future, for insurance coverage from INTERSTATE under all coverages of the POLICY. The foregoing covenant and release by CHATTEM expressly includes, but is not limited to, any claims that are based upon, arise out of, relate to, or have any connection with PPA or Dexatrim, the PPA Claims, any claims made in the Coverage Action, any other claims for defense, indemnification, damages, breach of contract, fraud, misrepresentation, estoppel, punitive damages, equitable relief, and any claims to recover administrative or legal fees or other costs, or to recover for any alleged acts or omissions on the part of INTERSTATE constituting unfair defense or settlement practices, violations of the Tennessee Consumer Protection Act, unfair or deceptive business practices, insurance or other statutory code violations, bad faith, breach of fiduciary duty, fraud, malice or oppression of any kind or nature whatsoever.

         7. CHATTEM agrees that it will execute a further covenant not to sue and a full and complete release and discharge of INTERSTATE in a form identical to the covenant not to sue, release, and discharge set forth in Paragraph 6, above, but deleting the phrase "and excepting only INTERSTATE'S obligations to perform pursuant to the terms of this Agreement": (a) in the event that CHATTEM'S Retention is not exhausted by the payment of Settlements or Judgments for Covered Claims, or (b) upon the discharge of INTERSTATE'S obligations under this Agreement by payment of Settlements or Judgments for Covered Claims exceeding CHATTEM'S Retention in accordance with the terms of this Agreement.

         8. For the purposes of determining when an injury occurs with respect to any PPA Claim for which payment is made by the Final Chattem Settlement Trust, the Parties will adopt the findings of the Final Benefit Determination as to the Onset of Symptoms, as referred to in the Dexatrim Case Scoring System & Matrix (hereafter "Matrix") under III. Temporal Relationship of Last Dose of Dexatrim to Onset of Symptoms. For the purposes of determining when an injury occurs with respect to any Opt Out Claimant's stroke claim, the Parties will use the date of the Opt Out Claimant's stroke allegedly caused by Dexatrim. For the purposes of determining when an injury occurs with respect to any Opt Out Claimant's claim other than a stroke claim, the Parties will use the date of the Opt Out Claimant's onset of symptoms following the alleged ingestion of Dexatrim.

         9. In the event of the exhaustion of CHATTEM'S Retention, the following procedures will apply:

         a. Within 7 calendar days of the earlier of (1) the exhaustion of CHATTEM'S Retention, or (2) CHATTEM'S agreement to pay any sum that will result in such exhaustion, CHATTEM shall provide INTERSTATE with evidence of exhaustion, proof of such payment or agreement, including the identification of all Covered Claims paid by or on behalf of CHATTEM, and the amounts of such payments.

         b. Within 7 calendar days of the notice required by sub-paragraph a. of this Paragraph, CHATTEM shall advise INTERSTATE of all pending settlement negotiations regarding any Covered Claim, including the status of those negotiations, and the scheduling of any arbitration or trial of any Covered Claim. INTERSTATE shall thereafter pay any Settlement or Judgment for a Covered Claim required to be paid by INTERSTATE pursuant to the provisions of this Agreement. Further, if CHATTEM pays (with INTERSTATE'S consent) any Settlement or Judgment for any Covered Claim required to be paid by INTERSTATE pursuant to the provisions of this Agreement in excess of CHATTEM'S Retention, INTERSTATE shall reimburse CHATTEM upon proof of such payment and proof of exhaustion of CHATTEM's Retention within 45 calendar days.

         c. The notice provisions required of CHATTEM in Sub-Paragraphs 9a. and b., above, shall constitute conditions precedent to the subsequent obligations of INTERSTATE to make payment hereunder. The failure of CHATTEM to comply with said notice provisions shall not constitute a breach of this Agreement; however, INTERSTATE shall have no obligation to make the payments described in Paragraph 9 until 45 days after those conditions precedent have been completed by CHATTEM.

         10. INTERSTATE and CHATTEM agree to dismiss with prejudice all claims made by each of them in the Coverage Action and to execute such documents as will result in a complete dismissal with prejudice of the Coverage Action. The dismissals will be filed in a joint instrument within five (5) days after the Date of Execution. Each Party will bear its own fees and costs in connection with the Coverage Action.

         11. CHATTEM agrees to cooperate with INTERSTATE in the handling of the PPA Claims by providing INTERSTATE with the information described in this paragraph:

         For claims that are paid prior to exhaustion of CHATTEM'S Retention, CHATTEM or its attorneys will provide INTERSTATE with interim reports (at 60 day intervals) concerning the matrix and opt-out claims that have been paid, including the name of the claimant, the matrix and opt-out amounts paid, and the EIF entitlement (if known).

         If or when CHATTEM'S Retention is exhausted, CHATTEM or its attorneys will provide INTERSTATE with information concerning each then-remaining PPA Claim, including the name of the claimant, the date of injury, the date the claim was first reported, the matrix amount to be paid, or the proposed settlement amount of any opt-out claim, and the EIF entitlement (if known). CHATTEM will consult with INTERSTATE concerning any PPA Claim for which the settlement will be paid in excess of CHATTEM'S Retention prior to settlement of that claim.

         In addition, CHATTEM agrees to comply with any reasonable request by INTERSTATE for information regarding the PPA Claims, including, without limitation, the following information and documentation:

         a. a complete copy of any file(s) related to any claimant requested by INTERSTATE;

         b. CHATTEM'S Claims Coordinator's analysis regarding the validity, scoring and value of each PPA Claim;

         c. information relating to the date each claim was first made against CHATTEM and the date(s) injury occurred with respect to each claimant;

         d. the status of all payments made by or on CHATTEM'S behalf, including the payments made by the Final Chattem Settlement Trust;

         e. copies of all case scoring worksheets, extraordinary damage fund benefit claims forms, final benefit determinations, preliminary benefit determinations, and supplemental benefit claims forms; and

         f. information, including periodic status reports and an interim accounting, relating to the status of Sidmak's compliance with SIDMAK'S OBLIGATIONS.

         12. CHATTEM will indemnify and hold INTERSTATE harmless from any judgment against INTERSTATE arising from injury or damage to any person or entity as a result of an act or omission of CHATTEM occurring after April 13, 2004, the date of the Class Action Settlement, and prior to the exhaustion of CHATTEM'S Retention. CHATTEM will also indemnify INTERSTATE for reasonable and necessary defense fees and costs incurred by INTERSTATE in defending any claim or suit arising from injury or damage to any person or entity as a result of an act or omission of CHATTEM occurring after April 13, 2004, the date of the Class Action Settlement, and prior to the exhaustion of CHATTEM'S Retention. Nothing in this paragraph is intended to require CHATTEM to indemnify INTERSTATE for any Settlements or Judgments for Covered Claims in excess of CHATTEM'S Retention.

         13. Each Party acknowledges that it may hereafter discover facts different from, or in addition to, those which they now believe to be true with respect to any and all of the claims herein released. Nevertheless, the Parties agree that each of the releases and obligations set forth above shall be and remain effective in all respects, notwithstanding the discovery of any such different or additional facts.

         14. Nothing contained in this Agreement shall be construed to be an admission of any kind by either Party.

         15. This Agreement is the result of a compromise accord, is the product of arms-length negotiations, and is not intended to be, nor shall it be, construed as an interpretation of the POLICY or as an endorsement to or term of the POLICY. The scope of this Agreement is restricted and limited to the matters addressed herein. Nothing contained herein, however, shall be deemed or construed to prohibit either INTERSTATE or CHATTEM from introducing this Agreement into evidence for the purpose of enforcing the terms of this Agreement.

         16. The Parties each represent and warrant that they have not and will not in any manner assign, transfer, convey or sell, or purport to assign, transfer, convey or sell to any entity or person any cause of action, chose in action, or part thereof, arising out of or connected with the matters released in this Agreement. The Parties each further represent and warrant that they will not in any way voluntarily assist any other person or entity in the establishment of any claim, cause of action, action, or right against the other Party to this Agreement arising out of or connected with the matters released in this Agreement.

         17. This Agreement is an integrated Agreement and contains the entire Agreement regarding the matters herein between the Parties, and no representations, warranties, or promises have been made or relied on by either Party other than as set forth herein. This Agreement prevails over prior communications regarding the matters contained herein between the Parties or their representatives. This Agreement has been reviewed by counsel for each of the Parties, and shall not be construed against either Party, each Party expressly waiving the doctrine of CONTRA PROFERENTUM.

         18. This Agreement is intended to confer rights and benefits only on the Parties as described in this Agreement, and is not intended to confer any right or benefit upon any other person or entity. No person or entity other than the Parties shall have any legally enforceable right under this Agreement. All rights of action for any breach of this Agreement are hereby reserved to the Parties.

         19. The Parties represent and warrant:

         a. that each is a corporation duly organized and validly existing in good standing under the laws of one of the States of the United States;

         b. that they have taken all necessary corporate and legal actions to duly approve the making and performance of this Agreement and that no further corporate or other approval is necessary;

         c. that the making and performance of this Agreement will not violate any provision of law or of their respective Articles of Incorporation or Bylaws;

         d. that they have read this Agreement and know the contents hereof, that the terms hereof are contractual and not by way of recital, and that they have signed this Agreement of their own free acts; and

         e. that in making this Agreement, they have obtained the advice of legal counsel.

         20. Each of the terms of this Agreement is binding upon each Party, and their respective predecessors, successors, parents, subsidiaries, affiliated companies, transferees, assigns, representatives, principals, agents, officers, directors, and employees.

         21. All notices or other communications which either Party desires or is required to give shall be given in writing and shall be deemed to have been given if hand-delivered, sent by telecopier or registered or certified mail deposited in the United States mail, prepaid to the Party at the address noted below or such other address as a Party may designate in writing from time to time:

IF TO CHATTEM:
--------------

McCarter & English
Four Gateway Center
100 Mulberry Street
P.O. Box 652 Newark, NJ 07101-0652
Attention: Andrew Berry, Esq.
Facsimile (973) 624-7070

Miller & Martin PLLC
Suite 1000 Volunteer Bldg.
832 Georgia Avenue
Chattanooga, TN 37402-2289
Attention: C. Crews Townsend, Esq.
Facsimile (423) 785-8480

IF TO INTERSTATE
----------------

McMillan & Shureen, LLP
50 Santa Rose Ave, Fifth Floor
Santa Rosa, CA 95404
Attention: D. Douglas Shureen, Esq.
Facsimile (707) 576-7955

INTERSTATE FIRE & CASUALTY COMPANY
777 San Marin Drive
Novato, CA 94998-3400
Attention: General Counsel

         22. This Agreement shall be executed in two (2) duplicate originals, with CHATTEM to retain one (1) original and INTERSTATE to retain one (1) original.

         23. This Agreement will be construed pursuant to Tennessee law, without regard to Tennessee conflicts of law principles.

         IN WITNESS WHEREOF, the Parties have executed this Settlement and Coverage-In-Place Agreement on the dates shown below:

                                        CHATTEM, INC.


                                        By:
                                            -------------------------------
                                            Alec Taylor II
                                            President


         THE STATE OF TENNESSEE
         COUNTY OF _______________


         BEFORE ME, the undersigned authority, on this day personally appeared ALEC TAYLOR, II, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he signed the same for the purposes and consideration therein expressed.

         GIVEN under my hand and seal of office, this the ______ day of ____________, 2005.


                                            ------------------------------
                                            NOTARY PUBLIC IN AND FOR
                                            THE STATE OF TENNESSEE

My Commission expires:

------------------------

                                            INTERSTATE FIRE AND
                                            CASUALTY COMPANY


                                            By:
                                                     Geoffrey Lamb



         THE STATE OF CALIFORNIA
         COUNTY OF _______________

                  BEFORE ME, the undersigned authority, on this day personally appeared GEOFFREY LAMB, personally known to me/proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he signed the same for the purposes and consideration therein expressed.

                  WITNESS under my hand and official seal, this the ______ day of ____________, 2005.


                                            ------------------------------
                                            NOTARY PUBLIC IN AND FOR
                                            THE STATE OF CALIFORNIA

My Commission expires:

------------------------